UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2023 Executive Compensation

On February 9, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of Diodes Incorporated (the “Company”) established the base salaries of certain executive officers effective February 1, 2023 as follows:

Name	Position	Base Salary
Dr. Keh-Shew Lu	Chairman, President and Chief Executive Officer	$810,000
Brett R. Whitmire	Chief Financial Officer	330,000
Gary Yu	Chief Operating Officer	450,000
Frances Tang	Senior Vice President, Worldwide Discrete Products	410,000
Julie Holland	Senior Vice President, Corporate Operations	400,000

2023 Long-term Incentive (LTI)

On February 9, 2023, the Committee also granted long-term incentive (“LTI”) awards under the Company’s previously disclosed LTI plan to certain executive officers for services to be rendered in fiscal 2023.

Each LTI award consists of (1) restricted stock units (“RSUs”) which vest ratably over four years (i.e., 25% on each anniversary of the award) and (2) performance stock units (“PSUs”) which contain a performance vesting condition by which the PSUs will vest upon the Company achieving a cumulative 3-year income from operations of $1.184 billion.

If the Company achieves the Company-wide performance target, the executive will be entitled to receive 100% of their PSUs. Achievement of 80% of the performance target (the “threshold”) would result in the vesting of 50% of the target PSUs, and achievement of 120% of the performance target (the “maximum”) would result in the vesting of 200% of the target PSUs. Achievement of less than 80% of the performance target would result in the vesting of no PSUs, and achievement of above 120% of the performance target would not result in the vesting of more than 200% of the target PSUs. Achievement of between the threshold and the target, and between the target and the maximum, would result in the vesting of a prorated number of PSUs.

The table below sets forth the number of RSUs and the target PSUs awarded to the following executive officers:

Name	Position	Restricted Stock Units (Shares)	Performance Stock Units (Shares)
Dr. Keh-Shew Lu	Chairman, President and Chief Executive Officer	42,000	42,000
Brett R. Whitmire	Chief Financial Officer	9,000	9,000
Gary Yu	Chief Operating Officer	13,000	13,000
Frances Tang	Senior Vice President, Worldwide Discrete Products	9,000	9,000
Julie Holland	Senior Vice President, Corporate Operations	-	-

Change in Executive Officers

On February 9, 2023, the Board of Directors of the Company appointed Gary Yu as Chief Operating Officer. Mr. Yu has been with the Company since 2008. He most recently served as Senior Vice President with responsibility for Business Groups and the integration of Lite-On Semiconductor Corporation. Prior roles in the Company include President, Asia Pacific Region; General Manager of the Company’s Shanghai wafer fabrication operation and the Company's BCD business unit; Vice President of Asia Pacific Sales; and manager of the Company’s sensor and satellite business unit. Prior to joining the Company, Mr. Yu spent over 10 years at Lite-On Semiconductor Corporation as Vice President, Worldwide Sales and at Texas Instruments in IT, finance and capacity planning positions. Mr. Yu holds a bachelor’s degree in MIS from Fu-Jen University, Taiwan, a master’s degree in Telecommunication Engineering from Southern Methodist University, and an MBA from University of Dallas.

On February 14, 2023, the Company announced that Julie Holland, the Company’s Senior Vice President, Corporate Operations will be retiring from the Company effective March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	February 14, 2023	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer